Exhibit 10.27

FIRST AMENDMENT TO FACTORING AGREEMENT

    THIS  AMENDMENT  TO  FACTORING  AGREEMENT  is  effective  as  of  April 6, 2011, and between CLR ROASTERS LLC, a Florida limited liability company (“Client”), and CRESTMARK BANK, a Michigan banking corporation (“Crestmark”).

WITNESSETH

    WHEREAS, Client and  Crestmark entered into  a Factoring Agreement dated February 12, 2010 (the “Agreement"); and

    WHEREAS, Client and Crestmark desire to amend the terms of the Agreement as provided herein.

    NOW THEREFORE, it is hereby agreed as follows:

    1.  The terms of the Agreement are hereby amended as follows:

       a.  Paragraph 5(d) is hereby deleted in its entirety and the following is inserted in lieu thereof:

          (d) In your sole discretion, in accordance with the terms of this Agreement, you may from time to time advance to us, against the purchase price of Receivables purchased by you hereunder, sums up to eighty-five percent (85%) of the aggregate purchase price of Receivables outstanding at the time any such advance is made, less: (1) Any such Receivables that are in dispute; (2) Any such Receivables that are not credit approved; and (3) Any fees, actual or estimated, that are chargeable to our reserve account. Unless otherwise specified in any promissory note, or loan or other agreement, executed in connection with such advance, any such advance shall be payable on demand and shall bear interest at the rate set forth in subparagraph (e) below from the date such advance is made until the date you would otherwise be obligated hereunder to pay the purchase price of the Receivable(s) against which such advance was made.

       b.  Paragraph 5(e) is hereby deleted in its entirety and the following is inserted in lieu thereof:

          (e)  Interest upon the daily net balance of any moneys remitted, paid, advanced or otherwise charged to us or for our account before the payment date (including any advance made pursuant to subparagraph 5(d) above), and interest applicable to the charges or to the expenses referred to in this Agreement, shall be charged to our reserve account as of the last day of each month at a rate the greater of five and three-quarters percent (5.75%) per annum or:  (i) As to average daily advances against the purchase price of Receivables purchased by you, that do not exceed the amount eighty-five percent (85%) specified in paragraph 5 (d) above, interest shall be charged at two and one-half percent (2.50%) above the rate of interest designated by The Wall Street Journal as the “Prime Rate” or “Base Rate,” as the case may be; (ii)  As to average daily advances against the purchase price of Receivables purchased by you that exceed the amount eighty-five  percent (85%) specified in paragraph 5 (d) above, interest shall be charged at five percent (5.00%) per annum above the rate of interest designated by The Wall Street Journal as the “Prime Rate” or “Base Rate”, as the case may be.  If, during any month, our reserve account or credit balance, subject to the terms and conditions of this Agreement, shall be in a net credit balance (i.e., the reserve or credit balance exceeds outstanding Receivables), then you agree to credit our reserve account as of the last day of each month with interest at a rate equal to five percent (5.00%) below the rate of interest designated by The Wall Street Journal as the “Prime Rate” or “Base Rate,” as the case may be, but in any event, not greater than two percent (2.00%) annually.  All such interest shall be computed for the actual number of days elapsed on the basis of year consisting of 360 days. Any adjustment in your interest rate, whether downward or upward, will become effective on the first day of the month following the month in which the prime rate of interest is reduced or increased.

          HOWEVER, in no event shall the rate of interest agreed to or charged to us hereunder exceed the maximum rate of interest permitted to be agreed to or charged to us under applicable law. IT IS THE INTENTION OF THE PARTIES HERETO NOT TO MAKE ANY AGREEMENT VIOLATIVE OF THE LAWS OF THE STATE OF FLORIDA OR THE UNITED STATES RELATING TO USURY.  IN NO EVENT, THEREFORE, SHALL ANY INTEREST DUE HEREUNDER BE AT A RATE IN EXCESS OF THE HIGHEST LAWFUL RATE, i.e., IN NO EVENT SHALL YOU CHARGE OR SHALL WE BE REQUIRED TO PAY ANY INTEREST THAT, TOGETHER WITH ANY OTHER CHARGES HEREUNDER THAT MAY BE DEEMED TO BE IN THE NATURE OF INTEREST, HOWEVER COMPUTED, EXCEEDS THE MAXIMUM LAWFUL RATE OF INTEREST ALLOWABLE UNDER THE LAWS OF THE STATE OF FLORIDA AND/OR OF THE UNITED STATES.  SHOULD ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN US BE CONSTRUED TO REQUIRE THE PAYMENT OF INTEREST THAT EXCEEDS SUCH MAXIMUM LAWFUL RATE, ANY SUCH EXCESS SHALL BE AND IS EXPRESSLY HEREBY WAIVED BY YOU. SHOULD ANY EXCESS INTEREST IN FACT BE PAID, SUCH EXCESS SHALL BE DEEMED TO BE A PAYMENT OF THE PRINCIPAL AMOUNT OF OUTSTANDING INDEBTEDNESS OWING BY US TO YOU AND SHALL BE APPLIED TO SUCH PRINCIPAL.

       c.  The first sentence in Paragraph 10 is hereby deleted in its entirety and the following is inserted in lieu thereof:

          This Agreement shall continue in full force and effect until February 1, 2014 and shall be deemed renewed from year to year thereafter unless we give you notice in writing, by registered or certified mail, not less than thirty (30) and not more than sixty (60) days prior to the expiration of the original term of this Agreement (or any renewal term thereof) of our intention to terminate this Agreement as of the end of such term.

    2.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

    3.  Except as above amended, the Agreement remains in full force and effect and binding upon the Client without any defenses, setoffs or counterclaims of any kind whatsoever.

WITNESSES: /s/ X Witness: /s/ X Witness: /s/ X Witness: /s/ X Witness:
CLR ROASTERS LLC

a Florida limited liability company

By:  /s/ Scott Pumper
Scott Pumper, President
Javalution Coffee Company, 100% owner of CLR Roaster LLC

 /s/ David Briskie
By:  David Briskie
Its:   Managing Member/CEO

CRESTMARK BANK
a Michigan banking corporation

By:  James S. Rothman
Its:   Executive Vice President

The undersigned, being the guarantors of the obligations of Client to Crestmark under the term of that Guarantee dated February 12, 2010 (the “Guarantee”), hereby consent to the above Amendment to Factoring Agreement and reaffirm the Guarantee and confirm that the Guarantee is in full force and effect and binding upon the undersigned without any defenses, setoffs or counterclaims of any kind whatsoever.

/s/ David Briskie
David Brikie

/s/ Scott Pumper
Scott Pumper

JAVALUTION COFFEE COMPANY

/s/ Scott Pumper
By:  Scott Pumper Its:   President